News Release

TransUnion Announces Strong Third Quarter 2018 Results

CHICAGO, October 23, 2018 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter ended September 30, 2018.
Revenue:

•	Total revenue was $604 million, an increase of 21 percent compared with the third quarter of 2017 (22 percent on a constant currency basis, 11 percent on an organic constant currency basis).

•
Adjusted Revenue, which removes the impact of deferred revenue purchase accounting reductions and other adjustments to revenue for our recently acquired entities, was $621 million, an increase of 25 percent compared with the third quarter of 2017 (26 percent on a constant currency basis, 11 percent on an organic constant currency basis).

Earnings:

•
Net income attributable to TransUnion was $46 million, compared with $69 million in the third quarter of 2017. The decrease in net income attributable to TransUnion was due to incremental amortization and interest expense and integration-related costs resulting from our recent business acquisitions. As a result, diluted earnings per share was $0.24, compared with $0.36 in the third quarter of 2017.

•	Adjusted Net Income was $125 million, compared with $93 million in the third quarter of 2017. Adjusted Diluted Earnings per Share was $0.65, compared with $0.49 in the third quarter of 2017.

•
Adjusted EBITDA was $245 million, an increase of 26 percent compared with the third quarter of 2017 (28 percent on a constant currency basis). Adjusted EBITDA margin was 39.4 percent, compared with 39.0 percent in the third quarter of 2017.

“TransUnion delivered another quarter of strong performance with double-digit growth in Revenue, Adjusted Revenue and Adjusted EBITDA along with strong organic revenue growth in all three segments,” said Jim Peck, President and CEO.  “We continue to execute well and are delivering broad-based growth as a result of our industry-leading innovation, attractive vertical and geographic markets and differentiated technology platform.”
“As we look forward to the end of 2018 and to 2019, we remain bullish that we can continue to drive strong, above market growth as we continue to deliver meaningful innovation, integrate and fully leverage our recent acquisitions and also continue to gain market share from key accounts,” he concluded.
Third Quarter 2018 Segment Results
U.S. Information Services (USIS)
USIS revenue was $375 million, an increase of 20 percent compared with the third quarter of 2017 (11 percent on an organic basis). USIS Adjusted Revenue was $376 million.

•	Online Data Services revenue was $235 million, an increase of 17 percent compared with the third quarter of 2017 (11 percent on an organic basis).

•	Marketing Services revenue was $60 million, an increase of 23 percent compared with the third quarter of 2017

•	Decision Services revenue was $80 million, an increase of 26 percent compared with the third quarter of 2017 (3 percent on an organic basis). Adjusted Revenue was $81 million.

Operating income was $93 million, an increase of 12 percent compared with the third quarter of 2017. Adjusted Operating Income was $131 million, an increase of 19 percent compared with the third quarter of 2017 (15 percent on an organic basis).
International
International revenue was $129 million, an increase of 36 percent compared with the third quarter of 2017 (42 percent on a constant currency basis, 12 percent on an organic constant currency basis). International Adjusted Revenue was $145 million.

•
Developed markets revenue was $64 million, an increase of 89 percent (92 percent on a constant currency basis, 9 percent on an organic constant currency basis) compared with the third quarter of 2017. Adjusted Revenue was $80 million.

•	Emerging markets revenue was $65 million, an increase of 6 percent compared with the third quarter of 2017 (14 percent on a constant currency basis).
Operating income was $4 million, a decrease of 80 percent (70 percent on a constant currency basis) compared with the third quarter of 2017. The decrease was due to incremental amortization expense and integration-related costs resulting from our recent business acquisition. Adjusted Operating Income was $50 million, an increase of 54 percent compared with the third quarter of 2017 (62 percent on a constant currency basis, 18 percent on an organic constant currency basis).
Consumer Interactive
Consumer Interactive revenue was $119 million, an increase of 11 percent compared with the third quarter of 2017. Revenue in the third quarter of 2018 included approximately $5 million of incremental credit monitoring revenue due to a breach at a competitor.
Operating income was $57 million, an increase of 22 percent compared with the third quarter of 2017. Adjusted Operating Income was $59 million, an increase of 21 percent compared with the third quarter of 2017.
Liquidity and Capital Resources
Cash and cash equivalents were $227 million at September 30, 2018 and $116 million at December 31, 2017. Total debt, including the current portion of long-term debt, was $4.1 billion at September 30, 2018, compared with $2.5 billion at December 31, 2017. The increase was due to the funding of our Callcredit, iovation and HPS acquisitions, which closed in the second quarter of 2018.
For the nine months ended September 30, 2018, cash provided by continuing operations was $410 million compared with $347 million in 2017. The increase was due primarily to the increase in operating performance, partially offset by an increase in interest expense resulting from the increase in outstanding debt. Cash used in investing activities was $1,927 million compared with $149 million in 2017, due primarily to the significant increase in cash used to fund acquisitions. Capital expenditures were $118 million compared with $91 million in 2017. Cash from financing activities was $1,634 million compared with a use of cash of $127 million in 2017. The increase in cash provided by financing activities was due primarily to cash borrowed to fund our acquisitions and a decrease in treasury stock repurchased, partially offset by dividends paid in 2018.
2018 Full Year Outlook
For the full year of 2018, we are raising our Adjusted Revenue, Adjusted EBITDA and Adjusted Diluted Earnings per Share guidance as follows. Adjusted Revenue is expected to be between $2.342 billion and $2.347 billion, an increase of 21 percent compared with 2017. Adjusted EBITDA is expected to be between $912 million and $915 million, an increase of 22 percent. Adjusted Diluted Earnings per Share is expected to be between $2.46 and $2.47, an increase of 31 to 32 percent. Adjusted Diluted Earnings per Share includes a benefit of approximately $0.31 due to the recently enacted Tax Cuts and Jobs Act. Adjusted Diluted Earnings per Share guidance also includes an approximate $0.02 headwind from unfavorable foreign exchange rates and an approximate $0.01 per share headwind from the impact of higher LIBOR rates on the debt existing prior to the incremental financing activities completed in June 2018.

The Adjusted Revenue guidance includes approximately 10 points growth from acquisitions that closed in the prior year and in the second quarter of 2018, as well as approximately 50 basis points of drag on Adjusted Revenue and approximately 70 basis points of drag on Adjusted EBITDA from foreign exchange rates.  Our guidance also includes approximately $16 million of incremental monitoring revenue due to a breach at a competitor, compared with $4 million in 2017. The expected increase in this incremental revenue represents 0.5 percent of the total growth.
2018 Fourth Quarter Outlook
For the fourth quarter of 2018, Adjusted Revenue is expected to be between $620 million and $625 million, an increase of 23 to 24 percent compared with the fourth quarter of 2017. Adjusted EBITDA is expected to be between $243 million and $246 million, an increase of 24 to 26 percent. Adjusted Diluted Earnings per Share is expected to be between $0.62 and $0.63, an increase of 24 to 26 percent. Adjusted Diluted Earnings per share includes a benefit of approximately $0.08 due to the recently enacted Tax Cuts and Jobs Act.
The fourth quarter Adjusted Revenue guidance includes approximately 15 points of growth from acquisitions that closed in the prior year and in the second quarter of 2018. Foreign exchange rates are driving approximately 1 percent of drag on Adjusted Revenue and 2 percent drag on Adjusted EBITDA.
Given the size of the Callcredit acquisition, beginning in the third quarter 2018, we have modified our Non-GAAP financial measures of Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share to add back costs incurred relating to our integration of Callcredit. We expect to add these costs back to these Non-GAAP performance measures for approximately two years. Additionally, beginning with the third quarter 2018, we have begun to disclose the Non-GAAP financial measure of Adjusted Revenue. Adjusted Revenue is intended to reflect what revenue would have been had we not reduced the amount of deferred revenue on the opening balance sheets for recently acquired businesses as a result of applying business combination fair value accounting principles. We expect deferred revenue adjustments for acquisitions that closed in the second quarter of 2018 to primarily last for approximately one year, with the remainder to last up to two years. We believe the best period-over-period comparison of revenue over the next one to two years as we run off this impact will be Adjusted Revenue compared with GAAP revenue in periods prior to and after the impact of this run-off is complete. Further, revenue from certain non-core customer contracts of Callcredit that are not classified as discontinued operations and that are expected to expire within one year have been excluded from Adjusted Revenue. See Non-GAAP Financial Measures below and Schedules 1, 2, 3, 5 and 7 for additional information.
Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:00 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.
About TransUnion
TransUnion is a leading global risk and information solutions provider to businesses and consumers. The Company provides consumer reports, risk scores, analytical services and decisioning capabilities to businesses. Businesses embed its solutions into their process workflows to acquire new customers, assess consumer ability to pay for services, identify cross-selling opportunities, measure and manage debt portfolio risk, collect debt, verify consumer identities and investigate potential fraud. Consumers use its solutions to view their credit profiles and access analytical tools that help them understand and manage their personal information and take precautions against identity theft.
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.

Non-GAAP Financial Measures
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions. This earnings release also presents Adjusted Revenue for periods beginning July 1, 2018, and Adjusted EBITDA, Adjusted EBITDA Margin, segment Adjusted Operating Income, segment Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present these financial measures as supplemental measures of our operating performance because we believe they provide meaningful information regarding our performance and provide a basis to compare operating results between periods. We present Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. Also, Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours. In addition, our board of directors and executive management team use Adjusted Revenue and Adjusted EBITDA as compensation measures. Furthermore, under the credit agreement governing our senior secured credit facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a ratio based on Adjusted EBITDA. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
Adjusted Revenue is defined as GAAP revenue adjusted for certain acquisition-related deferred revenue and non-core contract-related revenue as further discussed in footnote 1 of the attached Schedules 2, 3, 5 and 7. Adjusted EBITDA is defined as net income (loss) attributable to TransUnion plus (less) loss (income) from discontinued operations, plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus (less) the revenue adjustments included in Adjusted Revenue, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses including Callcredit integration-related expenses, plus (less) certain other expenses (income). Adjusted Operating Income is defined as operating income plus (less) the revenue adjustments included in Adjusted Revenue, plus stock-based compensation, plus certain mergers, acquisitions, divestitures and business optimization-related expenses including Callcredit integration-related expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets. Adjusted Effective Tax Rate is defined as Adjusted Provision for Income Taxes divided by Adjusted Income Before Income Taxes. Adjusted Net Income is defined as net income (loss) attributable to TransUnion plus (less) loss (gain) from discontinued operations, plus (less) the revenue adjustments included in Adjusted Revenue, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses including Callcredit integration-related expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus the related changes in provision for income taxes, less any one-time tax provision benefits from the Tax Cuts and Jobs Act. Adjusted Diluted Earnings per Share is defined as Adjusted Net Income divided by the weighted-average diluted shares outstanding. The above definitions apply to our calculations for the historical periods shown on schedules 1 through 5, and for the periods covered by our guidance as shown in Schedule 7.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to make acquisitions, successfully integrate the operations of acquired businesses and realize the intended benefits of such acquisitions; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; share repurchase plans; our reliance on key management personnel; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
In addition to factors previously disclosed in TransUnion’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the recent business acquisitions; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the recent business acquisitions; macroeconomic factors beyond TransUnion’s control; risks related to TransUnion’s indebtedness and other consequences associated with mergers, acquisitions and divestitures, and legislative and regulatory actions and reforms.
For More Information

E-mail:	Investor.Relations@transunion.com

Telephone:	312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	September 30, 2018	December 31, 2017
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$226.6	$115.8
Trade accounts receivable, net of allowance of $13.7 and $9.9	426.1	326.7
Other current assets	160.6	146.2
Current assets of discontinued operations	72.7	—
Total current assets	886.0	588.7
Property, plant and equipment, net of accumulated depreciation and amortization of $351.6 and $299.3	198.2	198.6
Goodwill, net	3,339.0	2,368.8
Other intangibles, net of accumulated amortization of $1,141.4 and $993.6	2,570.1	1,825.8
Other assets	148.0	136.6
Total assets	$7,141.3	$5,118.5
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$159.1	$131.3
Short-term debt and current portion of long-term debt	64.2	119.3
Other current liabilities	301.1	207.8
Current liabilities of discontinued operations	21.3	—
Total current liabilities	545.7	458.4
Long-term debt	4,057.6	2,345.3
Deferred taxes	529.6	419.4
Other liabilities	44.3	70.8
Total liabilities	5,177.2	3,293.9
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at September 30, 2018 and December 31, 2017, 189.5 million and 187.4 million shares issued at September 30, 2018 and December 31, 2017, respectively, and 185.3 million shares and 183.2 million shares outstanding as of September 30, 2018 and December 31, 2017, respectively	1.9	1.9
Additional paid-in capital	1,923.9	1,863.5
Treasury stock at cost; 4.2 million shares at September 30, 2018 and December 31, 2017, respectively	(139.5)	(138.8)
Retained earnings	275.2	137.4
Accumulated other comprehensive loss	(193.9)	(135.3)
Total TransUnion stockholders’ equity	1,867.6	1,728.7
Noncontrolling interests	96.5	95.9
Total stockholders’ equity	1,964.1	1,824.6
Total liabilities and stockholders’ equity	$7,141.3	$5,118.5

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$603.6	$498.0	$1,704.1	$1,427.7
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	207.5	169.3	579.0	472.3
Selling, general and administrative	189.8	142.2	524.6	436.0
Depreciation and amortization	84.2	59.9	218.8	176.2
Total operating expenses	481.5	371.4	1,322.3	1,084.5
Operating income	122.1	126.6	381.7	343.2
Non-operating income and (expense)
Interest expense	(44.0)	(21.7)	(92.5)	(65.8)
Interest income	1.3	1.5	3.5	4.2
Earnings from equity method investments	3.2	2.6	8.4	6.3
Other income and (expense), net	(3.2)	(4.8)	(45.6)	(15.6)
Total non-operating income and (expense)	(42.7)	(22.4)	(126.1)	(70.9)
Income from continuing operations before income taxes	79.4	104.2	255.6	272.3
Provision for income taxes	(28.6)	(32.3)	(72.1)	(68.7)
Income from continuing operations	50.8	71.9	183.5	203.6
Discontinued operations, net of tax	(1.4)	—	(1.4)	—
Net income	49.4	71.9	182.0	203.6
Less: net income attributable to the noncontrolling interests	(3.1)	(3.1)	(7.6)	(7.6)
Net income attributable to TransUnion	$46.3	$68.8	$174.4	$196.0

Income from continuing operations	50.8	71.9	183.5	203.6
Less: income from continuing operations attributable to noncontrolling interests	(3.1)	(3.1)	(7.6)	(7.6)
Income from continuing operations attributable to TransUnion	47.7	68.8	175.9	196.0
Discontinued operations, net of tax	(1.4)	—	(1.4)	—
Net income attributable to TransUnion	$46.3	$68.8	$174.4	$196.0

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.26	$0.38	$0.95	$1.08
Discontinued operations, net of tax	(0.01)	—	(0.01)	—
Net Income attributable to TransUnion	$0.25	$0.38	$0.95	$1.08
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.25	$0.36	$0.92	$1.03
Discontinued operations, net of tax	(0.01)	—	(0.01)	—
Net Income attributable to TransUnion	$0.24	$0.36	$0.91	$1.03
Weighted-average shares outstanding:
Basic	185.1	182.2	184.4	182.3
Diluted	191.2	189.2	190.8	189.8

As a result of displaying amounts in millions, rounding differences may exist in the table above.

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$182.0	$203.6
Add: loss from discontinued operations, net of tax	1.4	—
Income from continuing operations	183.5	203.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	218.8	176.2
Loss on debt financing transactions	12.0	10.5
Amortization and (gain) loss on fair value of hedge instrument	(0.7)	0.5
Impairment of Cost Method Investment, net	1.5	—
Equity in net income of affiliates, net of dividends	(3.1)	(5.5)
Deferred taxes	(17.9)	(14.1)
Amortization of discount and deferred financing fees	3.2	2.0
Stock-based compensation	36.9	23.1
Payment of contingent obligation	(0.2)	(2.2)
Provision for losses on trade accounts receivable	6.3	3.3
Other	3.0	(2.1)
Changes in assets and liabilities:
Trade accounts receivable	(79.4)	(40.1)
Other current and long-term assets	(5.5)	(37.8)
Trade accounts payable	8.3	10.2
Other current and long-term liabilities	43.6	19.1
Cash provided by operating activities of continuing operations	410.3	346.7
Cash used in operating activities of discontinued operations	(0.9)	—
Cash provided by operating activities	409.4	346.7
Cash flows from investing activities:
Capital expenditures	(118.3)	(91.0)
Proceeds from sale of trading securities	1.8	2.5
Purchases of trading securities	(2.0)	(1.6)
Proceeds from sale of other investments	15.9	54.4
Purchases of other investments	(22.7)	(42.1)
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(1,800.4)	(70.7)
Acquisition-related deposits	—	(1.0)
Other	(1.4)	0.3
Cash used in investing activities of continuing operations	(1,927.1)	(149.2)
Cash used in investing activities of discontinued operations	(0.1)	—
Cash used in investing activities	(1,927.2)	(149.2)
Cash flows from financing activities:
Proceeds from Senior Secured Term Loan B-4	1,000.0	—
Proceeds from Senior Secured Term Loan A-2	800.0	33.4
Proceeds from senior secured revolving line of credit	125.0	105.0
Payments of senior secured revolving line of credit	(210.0)	(105.0)
Repayments of debt	(39.3)	(25.0)
Debt financing fees	(33.8)	(12.6)
Proceeds from issuance of common stock and exercise of stock options	23.3	22.1
Dividends to shareholders	(27.7)	—
Treasury stock purchased	—	(133.5)
Distributions to noncontrolling interests	(2.8)	(3.1)
Payment of contingent obligation	—	(8.2)
Other	(0.8)	—
Cash provided by (used in) financing activities	1,633.9	(126.9)
Effect of exchange rate changes on cash and cash equivalents	(5.3)	0.5
Net change in cash and cash equivalents	110.8	71.1
Cash and cash equivalents, beginning of period	115.8	182.2
Cash and cash equivalents, end of period	$226.6	$253.3

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue, Adjusted Revenue, Adjusted Operating Income and Adjusted EBITDA growth rates as reported, CC, Inorganic, Organic and Organic CC - Unaudited

	For the Three Months Ended September 30, 2018 Compared with the Three Months Ended September 30, 2017
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)
Revenue:
Consolidated	21.2%	22.4%	11.2%	10.0%	11.2%
USIS	20.1%	20.1%	8.8%	11.3%	11.3%
Online	17.5%	17.5%	6.5%	11.0%	11.0%
Credit Marketing	22.8%	22.8%	—%	22.8%	22.8%
Decision Services	26.4%	26.4%	23.0%	3.4%	3.4%
International	35.6%	41.7%	29.7%	5.8%	12.0%
Developed Markets	89.1%	92.3%	83.6%	5.5%	8.7%
Emerging Markets	6.0%	13.8%	—%	6.0%	13.8%
Consumer Interactive	11.3%	11.3%	—%	11.3%	11.3%

Adjusted Revenue:
Consolidated	24.8%	25.9%	14.8%	10.0%	11.2%
USIS	20.5%	20.5%	9.2%	11.3%	11.3%
Online	17.5%	17.5%	6.5%	11.0%	11.0%
Credit Marketing	22.8%	22.8%	—%	22.8%	22.8%
Decision Services	28.1%	28.1%	24.7%	3.4%	3.4%
International	53.1%	59.3%	47.2%	5.8%	12.0%
Developed Markets	138.3%	141.5%	132.8%	5.5%	8.7%
Emerging Markets	6.0%	13.8%	—%	6.0%	13.8%
Consumer Interactive	11.3%	11.3%	—%	11.3%	11.3%

Operating Income:
Consolidated	(3.6)%	(2.0)%	(21.2)%	17.6%	19.2%
USIS	12.4%	12.3%	(8.2)%	20.6%	20.6%
International	(80.4)%	(70.5)%	(100.6)%	20.2%	30.2%
Consumer Interactive	21.7%	21.7%	—%	21.7%	21.7%

Adjusted Operating Income:
Consolidated	26.3%	27.7%	11.5%	14.9%	16.3%
USIS	19.2%	19.2%	4.6%	14.6%	14.6%
International	54.4%	61.8%	44.0%	10.4%	17.8%
Consumer Interactive	21.5%	21.5%	—%	21.5%	21.5%

Adjusted EBITDA:
Consolidated	26.1%	27.6%

(1)
CC (constant currency) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

(2)	Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.

(3)	Organic growth rate is the GAAP growth rate less the inorganic growth rate.

(4)	Organic CC growth rate is the CC growth rate less inorganic growth rate.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Adjusted Revenue, EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - Unaudited
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue as reported	$603.6	$498.0	$1,704.1	$1,427.7
Acquisitions revenue-related adjustment (1)	17.7	—	17.7	—
Adjusted Revenue	$621.3	$498.0	$1,721.8	$1,427.7

Reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$46.3	$68.8	$174.4	$196.0
Discontinued operations	1.4	—	1.4	—
Net income from continuing operations attributable to TransUnion	47.7	68.8	175.9	196.0
Net interest expense	42.6	20.2	89.0	61.6
Provision for income taxes	28.6	32.3	72.1	68.7
Depreciation and amortization	84.2	59.9	218.8	176.2
EBITDA	203.2	181.3	555.8	502.6
Adjustments to EBITDA:
Acquisitions revenue-related adjustment (1)	17.7	—	17.7	—
Stock-based compensation(2)	16.3	9.5	43.2	34.3
Mergers and acquisitions, divestitures and business optimization(3)	6.2	(1.7)	35.3	5.2
Other(4)	1.5	5.0	16.1	9.8
Total adjustments to EBITDA	41.7	12.9	112.4	49.3
Adjusted EBITDA	$244.9	$194.1	$668.1	$551.9

EBITDA margin	33.7%	36.4%	32.6%	35.2%
Adjusted EBITDA Margin	39.4%	39.0%	38.8%	38.7%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)
This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plan. The table above provides a reconciliation for revenue to Adjusted Revenue. The estimated adjustments to revenue are subject to change as we finalize the fair value assessments of the deferred revenue acquired with recent acquisitions and as we complete our assessment of the non-core customer contracts.

(2)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(3)
For the three months ended September 30, 2018, consisted of the following adjustments to operating income: $4.2 million of Callcredit integration costs; a $0.2 million loss on the divestiture of a small business operation; and a $0.1 million adjustment to contingent consideration expense from previous acquisitions. For the three months ended September 30, 2018, consisted of the following adjustments to non-operating income and expense: $1.7 million of acquisition expenses; a $0.2 million loss from a fair value remeasurement of an investment in a nonconsolidated affiliate; a $(0.1) million offset to the loss included in operating income adjustments on the divestiture of a small business operation for the portion that is attributable to the non-controlling interest; and $(0.1) million of miscellaneous. For the nine months ended September 30, 2018, consisted of the following adjustments to operating income: $4.2 million of Callcredit integration costs and a $1.2 million loss on the divestiture of a small business operation; and a $0.1 million adjustment to contingent consideration expense from previous acquisitions. For the nine months ended September 30, 2018, consisted of the following adjustments to non-operating income and expense: $28.7 million of acquisition expenses; a $1.5 million net loss from the fair value remeasurements of investments in nonconsolidated affiliates; and a $(0.4) million offset to the loss included in operating income adjustments on the divestiture of a small business operation for the portion that is attributable to the non-controlling interest.
For the three months ended September 30, 2017, consisted of the following adjustments to operating income: a $0.4 million adjustment to contingent consideration expense from previous acquisitions. For the three months ended September 30, 2017, consisted of the following adjustments to non-operating income and expense: a $(2.0) million net reduction in acquisition expenses resulting from a reimbursement of certain acquisition costs recorded in prior periods partially offset by other acquisition costs; and $(0.1) million of miscellaneous. For the nine months ended September 30, 2017, consisted of the following adjustments to operating income: a $0.5 million loss on the divestiture of a small business operation; and a $0.2 million adjustment to contingent consideration expense from previous acquisitions. For the nine months ended September 30, 2017, consisted of the following adjustments to non-operating income and expense: $4.5 million of acquisition expenses.

(4)
For the three months ended September 30, 2018, consisted of the following adjustments to non-operating income and expense: a $1.0 million loss from currency remeasurement of our foreign operations; $0.5 million of loan fees; $0.1 million of fees related to new financing under our senior secured credit facility; and $(0.1) million of miscellaneous. For the nine months ended September 30, 2018, consisted of the following adjustments to non-operating income and expense: $12.0 million of fees related to new financing under our senior secured credit facility; a $3.3 million loss from currency remeasurement of our foreign operations; $1.1 million of loan fees; $0.5 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; a $(0.7) million mark-to-market gain related to ineffectiveness of our interest rate hedge; and $(0.1) million of miscellaneous.

For the three months ended September 30, 2017, consisted of the following adjustments to operating income and expense: a $(1.3) million reduction to expense for certain legal and regulatory matters; and a $(0.6) million reduction to expense for sales and use tax matters. For the three months ended September 30, 2017, consisted of the following adjustments to non-operating income and expense: $5.6 million of fees related to the refinancing of our senior secured credit facility; $0.5 million of currency remeasurement of our foreign operations; $0.4 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; $0.3 million of loan fees; and $0.1 million mark-to-market loss related to ineffectiveness of our interest rate hedge. For the nine months ended September 30, 2017, consisted of the following adjustments to operating income and expense: a $(1.3) million reduction to expense for certain legal and regulatory matters; and a $(0.6) million reduction to expense for sales and use tax matters. For the nine months ended September 30, 2017, consisted of the following adjustments to non-operating income and expense: $10.5 million of fees related to the refinancing of our senior secured credit facility; $1.4 million of fees incurred in connection with secondary offerings of shares of TransUnion common stock by certain of our stockholders; $1.1 million of loan fees; a $0.2 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $(1.1) million of currency remeasurement of our foreign operations; and $(0.4) million of miscellaneous.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share - Unaudited
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to TransUnion	$46.3	$68.8	$174.4	$196.0
Discontinued operations	1.4	—	1.4	—
Net income from continuing operations attributable to TransUnion	47.7	68.8	175.9	196.0
Adjustments before income tax items:
Acquisitions revenue-related adjustment (1)	17.7	—	17.7	—
Stock-based compensation(2)	16.3	9.5	43.2	34.3
Mergers and acquisitions, divestitures and business optimization(3)	6.2	(1.7)	35.3	5.2
Other(4)	1.0	4.8	15.0	9.2
Amortization of certain intangible assets(5)	52.1	33.7	127.0	100.8
Total adjustments before income tax items	93.4	46.3	238.2	149.5
Change in provision for income taxes per schedule 4	(16.4)	(22.4)	(63.1)	(84.4)
Adjusted Net Income	$124.7	$92.7	$351.0	$261.1

Adjusted Earnings per Share:
Basic	$0.67	$0.51	$1.90	$1.43
Diluted(6)	$0.65	$0.49	$1.84	$1.38

Weighted-average shares outstanding:
Basic	185.1	182.2	184.4	182.3
Diluted(6)	191.2	189.2	190.8	189.8
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)
This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plan. The table above provides a reconciliation for revenue to Adjusted Revenue. The estimated adjustments to revenue are subject to change as we finalize the fair value assessments of the deferred revenue acquired with recent acquisitions and as we complete our assessment of the non-core customer contracts.

(2)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(3)
For the three months ended September 30, 2018, consisted of the following adjustments to operating income: $4.2 million of Callcredit integration costs; a $0.2 million loss on the divestiture of a small business operation; and a $0.1 million adjustment to contingent consideration expense from previous acquisitions. For the three months ended September 30, 2018, consisted of the following adjustments to non-operating income and expense: $1.7 million of acquisition expenses; a $0.2 million loss from a fair value remeasurement of an investment in a nonconsolidated affiliate; a $(0.1) million offset to the loss included in operating income adjustments on the divestiture of a small business operation for the portion that is attributable to the non-controlling interest; and $(0.1) million of miscellaneous. For the nine months ended September 30, 2018, consisted of the following adjustments to operating income: $4.2 million of Callcredit integration costs and a $1.2 million loss on the divestiture of a small business operation; and a $0.1 million adjustment to contingent consideration expense from previous acquisitions. For the nine months ended September 30, 2018, consisted of the following adjustments to non-operating income and expense: $28.7 million of acquisition expenses; a $1.5 million net loss from the fair value remeasurements of investments in nonconsolidated affiliates; and a $(0.4) million offset to the loss included in operating income adjustments on the divestiture of a small business operation for the portion that is attributable to the non-controlling interest.
For the three months ended September 30, 2017, consisted of the following adjustments to operating income: a $0.4 million adjustment to contingent consideration expense from previous acquisitions. For the three months ended September 30, 2017, consisted of the following adjustments to non-operating income and expense: a $(2.0) million net reduction in acquisition expenses resulting from a reimbursement of certain acquisition costs recorded in prior periods partially offset by other acquisition costs; and $(0.1) million of miscellaneous. For the nine months ended September 30, 2017, consisted of the following adjustments to operating income: a $0.5 million loss on the divestiture of a small business operation; and a $0.2 million adjustment to contingent consideration expense from previous acquisitions. For the nine months ended September 30, 2017, consisted of the following adjustments to non-operating income and expense: $4.5 million of acquisition expenses.

(4)
For the three months ended September 30, 2018, consisted of the following adjustments to non-operating income and expense: a $1.0 million loss from currency remeasurement of our foreign operations; $0.1 million of fees related to new financing under our senior secured credit facility; and $(0.1) million of miscellaneous. For the nine months ended September 30, 2018, consisted of the following adjustments to non-operating income and expense: $12.0 million of fees related to new financing under our senior secured credit facility; a $3.3 million loss from currency remeasurement of our foreign operations; $0.5 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; a $(0.7) million mark-to-market gain related to ineffectiveness of our interest rate hedge; and $(0.1) million of miscellaneous.

For the three months ended September 30, 2017, consisted of the following adjustments to operating income: a $(1.3) million reduction to expense for certain legal and regulatory matters; and a $(0.6) million reduction to expense for sales and use tax matters. For the three months ended September 30, 2017, consisted of the following adjustments to non-operating income and expense: $5.6 million of expense related to the refinancing of our senior secured credit facility; $0.5 million of currency remeasurement of our foreign operations; $0.4 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; a $0.1 million mark-to-market loss related to ineffectiveness of our interest rate hedge; and $0.1 million of miscellaneous. For the nine months ended September 30, 2017, consisted of the following adjustments to operating income and expense: a $(1.3) million reduction to expense for certain legal and regulatory matters; and a $(0.6) million reduction to expense for sales and use tax matters. For the nine months ended September 30, 2017, consisted of the following adjustments to non-operating income and expense: $10.5 million of fees related to the refinancing of our senior secured credit facility; $1.4 million of fees incurred in connection with secondary offerings of shares of TransUnion common stock by certain of our stockholders; a $0.2 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $0.1 million of miscellaneous; and $(1.1) million of currency remeasurement of our foreign operations.

(5)	Consisted of amortization of intangible assets from our 2012 change in control and amortization of intangible assets established in business acquisitions after our 2012 change in control.

(6)
For the three and nine months ended September 30, 2018, there were less than 0.1 million anti-dilutive weighted stock-based awards outstanding for each respective period. In addition, there were less than 1.1 million contingently issuable stock-based awards outstanding that were excluded from the diluted earnings per share calculation because the contingencies had not been met.

For the three and nine months ended September 30, 2017, there were less than 0.1 million anti-dilutive weighted stock-based awards outstanding. In addition, there were no contingently issuable stock-based awards outstanding that were excluded from the diluted earnings per share calculation because the contingencies had not been met.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate - Unaudited
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Income before income taxes	$79.4	$104.2	$255.6	$272.3
Total adjustments before income taxes per Schedule 3	93.4	46.3	238.2	149.5
Adjusted income before income taxes	$172.8	$150.5	$493.8	$421.8

Provision for income taxes	$(28.6)	$(32.3)	$(72.1)	$(68.7)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(16.1)	(16.0)	(50.2)	(50.7)
Eliminate impact of adjustments for unremitted foreign earnings(2)	—	(0.9)	—	(5.2)
Eliminate impact of excess tax benefits for share compensation(3)	(7.6)	(5.0)	(25.7)	(28.1)
Eliminate one-time impact of U.S. tax reform items(4)	5.6	—	5.6	—
Other(5)	1.8	(0.4)	7.2	(0.5)
Total adjustments for income taxes	(16.4)	(22.4)	(63.1)	(84.4)
Adjusted provision for income taxes	$(45.0)	$(54.7)	$(135.2)	$(153.1)

Effective tax rate	36.0%	31.0%	28.2%	25.2%
Adjusted Effective Tax Rate	26.0%	36.4%	27.4%	36.3%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Tax rates used to calculate the tax expense impact are based on the nature of each item.

(2)	Eliminates impact of certain adjustments related to our deferred tax liability for unremitted earnings.

(3)
Eliminates the impact of excess tax benefits for share compensation resulting from adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.

(4)
Eliminates the one-time impacts of U.S. tax reform, including remeasurement of acquisition-related domestic deferred tax balances at the new 21% tax rate and mandatory repatriation of unremitted earnings net of previously recorded reserves

(5)	Eliminates the impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses and other discrete adjustments.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Segment Revenue, Adjusted Revenue, Operating Income, Adjusted Operating Income, Operating Margin and Adjusted Operating Margin - Unaudited
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Online Data Services	$235.2	$200.2	$698.4	$573.2
Marketing Services	59.6	48.5	167.4	137.0
Decision Services	80.1	63.3	209.5	182.0
Total USIS	374.8	312.0	1,075.3	892.1
Developed Markets	63.9	33.8	138.4	92.8
Emerging Markets	64.8	61.2	192.5	172.8
Total International	128.7	94.9	330.9	265.6
Consumer Interactive	119.1	107.0	354.6	317.3
Total revenue, gross	$622.6	$513.9	$1,760.8	$1,475.1

Intersegment revenue eliminations:
USIS Online	$(17.5)	$(14.6)	$(52.4)	$(43.8)
International Developed Markets	(1.3)	(1.3)	(3.7)	(3.4)
International Emerging Markets	—	—	(0.2)	(0.1)
Consumer Interactive	(0.2)	(0.1)	(0.5)	(0.1)
Total intersegment revenue eliminations	(19.0)	(16.0)	(56.8)	(47.4)
Total revenue as reported	$603.6	$498.0	$1,704.1	$1,427.7

Acquisition revenue-related adjustments(1):
USIS - Decision Services	$1.1	$—	$1.1	$—
International - Developed Markets	16.6	—	16.6	—
Total acquisition revenue-related adjustments	17.7	—	17.7	—
Total revenue as reported	603.6	498.0	1,704.1	1,427.7
Total Adjusted Revenue	$621.3	$498.0	$1,721.8	$1,427.7

Gross operating income by segment:
USIS operating income	$92.6	$82.4	$271.2	$238.4
International operating income	3.9	19.9	33.9	41.5
Consumer Interactive operating income	56.6	46.5	164.4	144.2
Corporate operating loss	(31.1)	(22.3)	(87.8)	(80.9)
Total operating income	$122.1	$126.6	$381.7	$343.2

Intersegment operating income eliminations:
USIS	$(17.2)	$(14.1)	$(51.3)	$(42.5)
International	(0.7)	(1.0)	(2.3)	(2.6)
Consumer Interactive	17.9	15.1	53.7	45.1
Corporate	—	—	—	—
Total eliminations	$—	$—	$—	$—

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of operating income to Adjusted Operating Income:
USIS gross operating income	$92.6	$82.4	$271.2	$238.4
Acquisitions revenue-related adjustment(1)	1.1	—	1.1	—
Stock-based compensation(2)	9.1	4.8	20.3	12.7
Mergers and acquisitions, divestitures and business optimization(3)	0.1	0.4	0.1	0.2
Other(4)	—	(0.6)	—	(0.6)
Amortization of certain intangible assets(5)	28.2	22.9	80.1	68.5
Adjusted USIS Operating Income	131.1	109.9	372.8	319.2

International gross operating income	3.9	19.9	33.9	41.5
Acquisitions revenue-related adjustment(1)	16.6	—	16.6	—
Stock-based compensation(2)	2.5	2.9	9.9	12.8
Mergers and acquisitions, divestitures and business optimization(3)	4.3	—	5.4	0.5
Amortization of certain intangible assets(5)	22.7	9.5	43.1	28.6
Adjusted International Operating Income	50.1	32.4	109.0	83.3

Consumer gross Interactive operating income	56.6	46.5	164.4	144.2
Stock-based compensation(2)	0.7	0.4	1.8	1.3
Amortization of certain intangible assets(5)	1.3	1.3	3.8	3.8
Adjusted Consumer Interactive Operating Income	58.5	48.2	170.0	149.2

Corporate gross operating loss	(31.1)	(22.3)	(87.8)	(80.9)
Stock-based compensation(2)	4.1	1.3	11.2	7.5
Other(4)	—	(1.3)	—	(1.3)
Adjusted Corporate Operating Income	(27.0)	(22.2)	(76.6)	(74.7)

Total operating income	122.1	126.6	381.7	343.2
Acquisitions revenue-related adjustment(1)	17.7	—	17.7	—
Stock-based compensation(2)	16.3	9.5	43.2	34.3
Mergers and acquisitions, divestitures and business optimization(3)	4.4	0.4	5.5	0.7
Other(4)	—	(1.9)	—	(1.9)
Amortization of certain intangible assets(5)	52.1	33.7	127.0	100.8
Total operating income adjustments	90.6	41.7	193.4	133.9
Total Adjusted Operating Income	$212.7	$168.3	$575.1	$477.1

Operating margin(6):
USIS	24.7%	26.4%	25.2%	26.7%
International	3.0%	21.0%	10.2%	15.6%
Consumer Interactive	47.5%	43.5%	46.4%	45.4%
Total operating margin	20.2%	25.4%	22.4%	24.0%

Adjusted Operating Margin(6):
USIS	34.9%	35.2%	34.6%	35.8%
International	34.4%	34.2%	31.4%	31.4%
Consumer Interactive	49.1%	45.0%	47.9%	47.0%
Total Adjusted Operating Margin	34.2%	33.8%	33.4%	33.4%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)
This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plan. The table above provides a reconciliation for revenue to Adjusted Revenue. The estimated adjustments to revenue are subject to change as we finalize the fair value assessments of the deferred revenue acquired with recent acquisitions and as we complete our assessment of the non-core customer contracts. For the three- and nine-month periods the adjustment to revenue by segment were as follows: $1.1 million USIS; and $16.6 million International.

(2)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(3)
For the three months ended September 30, 2018, consisted of the following adjustments to operating income: $4.2 million of Callcredit integration-related expenses (International); a $0.1 million loss on the divestiture of a small business operation (International); and a $0.1 million adjustment to contingent consideration expense from previous acquisitions (USIS). For the nine months ended September 30, 2018, consisted of the following adjustments to operating income: $4.2 million of Callcredit integration-related expenses (International); a $1.2 million loss on the divestiture of a small business operation (International); and a $0.1 million adjustment to contingent consideration expense from previous acquisitions (USIS).

For the three months ended September 30, 2017, consisted of the following adjustments to operating income: a $0.4 million adjustment to contingent consideration expense from previous acquisitions (USIS). For the nine months ended September 30, 2017, consisted of the following adjustments to operating income: a $0.5 million loss on the divestiture of a small business operation (International); and a $0.2 million adjustment to contingent consideration expense from previous acquisitions (USIS).

(4)
For the three months ended September 30, 2017, consisted of the following adjustments to operating income: a $(1.3) million reduction to expense for certain legal and regulatory matters (Corporate); and a $(0.6) million reduction to expense for sales and use tax matters (USIS). For the nine months ended September 30, 2017, consisted of the following adjustments to operating income: a $(1.3) million reduction to expense for certain legal and regulatory matters (Corporate); and a $(0.6) million reduction to expense for sales and use tax matters (USIS).

(5)	Consisted of amortization of intangible assets from our 2012 change in control transaction and amortization intangible assets established in business acquisitions after our 2012 change in control.

(6)
Segment operating margins are calculated using segment gross revenue and operating income. Segment Adjusted Operating Margins are calculated using segment gross Adjusted Revenue and segment Adjusted Operating Income. Consolidated operating margin is calculated using total revenue as reported and operating income as reported. Consolidated Adjusted Operating Margin is calculated using total Adjusted Revenue and total Adjusted Operating Income.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization - Unaudited
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Depreciation and amortization:
USIS	$49.4	$40.0	$139.7	$118.7
International	30.5	15.9	66.4	45.5
Consumer Interactive	3.1	2.7	9.0	8.1
Corporate	1.3	1.3	3.8	3.9
Total depreciation and amortization	$84.2	$59.9	$218.8	$176.2
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 7
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance - Unaudited
(dollars in millions)

	Three Months Ended December 30, 2018		Twelve Months Ended December 31, 2018
	Low	High	Low	High
Guidance reconciliation of revenue to Adjusted Revenue:
GAAP revenue	$610	$615	$2,314	$2,319
Acquisitions revenue-related adjustment(1)	11	11	28	28
Adjusted Revenue	620	625	2,342	2,347

Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income (loss) attributable to TransUnion	58	60	232	234
Discontinued operations, net of tax	(1)	(1)	—	—
Net income attributable to TransUnion from continuing operations	57	59	233	235
Interest, taxes and depreciation and amortization	152	152	531	532
EBITDA	208	211	764	767
Acquisitions revenue-related adjustment(1)	11	11	28	28
Stock-based compensation, mergers, acquisitions divestitures and business optimization-related expenses and other adjustments(2)	25	25	119	119
Adjusted EBITDA	$243	$246	$912	$915

Reconciliation of diluted earnings per share from continuing operations to Adjusted Diluted Earnings per Share from Continuing Operations:
Diluted earnings per share from continuing operations	$0.30	$0.31	$1.22	$1.23
Adjustments to diluted earnings per share(1)(2)	0.32	0.32	1.24	1.24
Adjusted Diluted Earnings per Share from Continuing Operations	$0.62	$0.63	$2.46	$2.47
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)
This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plan. The table above provides a reconciliation for revenue to Adjusted Revenue. The estimated adjustments to revenue are subject to change as we finalize the fair value assessments of the deferred revenue acquired with recent acquisitions and as we complete our assessment of the non-core customer contracts.

(2)
This adjustment includes the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our earnings release, which includes the Callcredit integration-related costs.